EXHIBIT 3.01

                           THIRD AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                               YUPI INTERNET INC.

                  In accordance with Section 607.1007 of the Florida Business Corporation Act, the Florida Statutes, as hereafter amended and modified (the "FBCA"), the Board of Directors of YUPI INTERNET INC., a Florida corporation (the "CORPORATION"), hereby amends and restates in its entirety the Articles of Incorporation of the Corporation as follows:

                                   ARTICLE I.

                                      NAME
                                      ----

                  The name of the Corporation is:  YUPI INTERNET INC.

                                   ARTICLE II.

                                PRINCIPAL ADDRESS
                                -----------------

                  The street address of the principal office and the mailing address of the Corporation is: 605 Lincoln Road, Suite 401, Miami Beach, Florida 33131.

                                   ARTICLE III

                                    PURPOSES
                                    --------

                  The Corporation may engage in the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Florida.

                                   ARTICLE IV

                                  CAPITAL STOCK
                                  -------------

     4.1 AUTHORIZED SHARES. The total number of shares of all classes of capital stock that the Corporation shall have the authority to issue shall be 72,000,000 shares, of which 60,000,000 shares shall be common stock, having a par

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value of $.0001 per share (referred to in these Third Amended and Restated
Articles of Incorporation as "COMMON STOCK") and 12,000,000 shares shall be preferred stock, having a par value of $.01 per share (referred to in these Third Amended and Restated Articles of Incorporation as "PREFERRED STOCK"). The Board of Directors is expressly authorized, pursuant to Section 607.0602 of the FBCA, to provide for the classification and reclassification of any unissued shares of Common Stock or Preferred Stock and the issuance thereof in one or more classes or series without the approval or the shareholders of the Corporation, all within the limitations set forth in Section 607.0601 of the FBCA.

         4.2      COMMON STOCK.

                  (a) RELATIVE RIGHTS. The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as may be set by the Board of Directors and hereafter filed as Articles of Amendment to these Third Amended and Restated Articles of Incorporation pursuant to Section 607.0602 of the FBCA. Except as otherwise provided in these Third Amended and Restated Articles of Incorporation, each share of Common Stock shall have the same rights as and be identical in all respects to all the other shares of Common Stock.

                  (b) VOTING RIGHTS. Each holder of Common Stock shall, except as otherwise provided by the FBCA, be entitled to one vote for each share of Common Stock held by such holder.

                  (c) DIVIDENDS. Whenever there shall have been paid, or declared and set aside for payment, to the holders of the shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then the holders of record of the Common Stock and any class or series of stock entitled to participate therewith as to dividends, shall be entitled to receive dividends, when, as, and if declared by the Board of Directors, out of any assets legally available for the payment of dividends thereon.

                  (d) DISSOLUTION, LIQUIDATION, WINDING UP. In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of record of the Common Stock then outstanding, and all holders of any class or series of stock entitled to participate therewith in whole or in part, as to the distribution of assets, shall become entitled to participate in the distribution of assets of the Corporation remaining after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation, or winding up, the full preferential amounts (if any) to which they are entitled, and shall have paid or provided for payment of all debts and liabilities of the Corporation.

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                  4.3      PREFERRED STOCK.

                           (a)      TERMS OF CLASS A CONVERTIBLE PREFERRED. The
Corporation is authorized to issue, from time to time, up to 428,762 shares of Class A Convertible Preferred Stock, having the designations, preferences, conversion and voting rights and other rights as set forth in EXHIBIT A hereto.

                           (b)      TERMS OF CLASS B CONVERTIBLE PREFERRED. The
Corporation is authorized to issue, from time to time, up to 4,924,229 shares of Class B Convertible Preferred Stock having the designations, preferences, conversion and voting rights and other rights as set forth in EXHIBIT A hereto.

                           (c)      TERMS OF CLASS C CONVERTIBLE PREFERRED. The
Corporation is authorized to issue, from time to time, up to 6,000,000 shares of Class C Convertible Preferred Stock having the designations, preferences, conversion and voting rights and other rights as set forth in EXHIBIT A hereto.

                           (d)      ADDITIONAL ISSUANCES, DESIGNATIONS, POWERS,
ETC. Subject to the limitations prescribed by the FBCA and the provisions of these Third Amended and Restated Articles of Incorporation, the Board of Directors is expressly authorized, to provide, by resolution and by filing Articles of Amendment to these Third Amended and Restated Articles of Incorporation (which, pursuant to Section 607.0602(4) of the FBCA shall be effective without shareholder action), for the issuance from time to time of additional shares of the Preferred Stock in one or more additional classes or series, to establish from time to time the number of shares to be included in each such class or series, and to fix the designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption relating to the shares of each such class or series. The authority of the Board of Directors with respect to each additional class or series of Preferred Stock shall include, but not be limited to, setting or changing the following:

                           (i) the dividend rate, if any, on shares of such
                  class or series, the times of payment and the date from which dividends shall be accumulated, if dividends are to be cumulative;

                           (ii) whether the shares of such class or series shall
                  be redeemable and, if so, the redemption price and the terms and conditions of such redemption;

                           (iii) the obligation, if any, of the Corporation to
                  redeem shares of such class or series pursuant to a sinking fund;
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                           (iv) whether shares of such class or series shall be
                  convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions for such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

                           (v) whether the shares of such class or series shall
                  have voting rights, in addition to the voting rights provided by law, and, if so, the extent of such voting rights;

                           (vi) the rights of the shares of such class or series
                  in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation; and

                           (vii) any other relative rights, powers, preferences,
                  qualifications, limitations or restrictions thereof relating to such class or series.

                           (d)      DISSOLUTION, LIQUIDATION, WINDING UP. In the
event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock of each additional class or series shall be entitled to receive only such amount or amounts as shall have been fixed by the Articles of Amendment to these Third Amended and Restated Articles of Incorporation or by the resolution or resolutions of the Board of Directors providing for the issuance of such additional class or series.

                  4.4 SHARES ACQUIRED BY THE CORPORATION. Shares of Common Stock that have been acquired by the Corporation shall become treasury shares and may be resold or otherwise disposed of by the Corporation for such consideration as shall be determined by the Board of Directors, unless or until the Board of Directors shall by resolution provide that any or all treasury shares so acquired shall constitute authorized, but unissued shares.

                  4.5 NO PREEMPTIVE RIGHTS. Except as the Board of Directors may otherwise determine, no shareholder of the Corporation shall have any preferential or preemptive right to subscribe for or purchase from the Corporation any new or additional shares of capital stock, or securities convertible into shares of capital stock, of the Corporation, whether now or hereafter authorized.

                                   ARTICLE V.

                           REGISTERED OFFICE AND AGENT
                           ---------------------------

                  The Corporation designates 605 Lincoln Road, Suite 401, Miami Beach, Florida 33131 as the street address of the registered office of the Corporation and names Ariel Bentata the Corporation's registered agent at that address to accept service of process within its state.

                                   ARTICLE VI.

                               BOARD OF DIRECTORS
                               ------------------

                  6.1 NUMBER, ELECTION. The number of directors constituting the Board of Directors as of the date of adoption of these Third Amended and Restated Articles of Incorporation is nine (9). The number of directors may be increased or decreased from time to time as provided in these Third Amended and Restated Articles of Incorporation or by the Bylaws, but in no event shall the number of directors be less than three (3). Directors shall be elected annually, at the annual meeting of the shareholders of the Corporation, by the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

                  6.2 DIRECTORS ELECTED BY HOLDERS OF PREFERRED STOCK. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect one or more directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Third Amended and Restated Articles of Incorporation, as amended by Articles of Amendment applicable to such classes or series of Preferred Stock.

                  6.3 QUORUM AND VOTING. A majority of the number of directors fixed by or in accordance with these Third Amended and Restated Articles of Incorporation and the Bylaws shall constitute a quorum for the transaction of business at any meeting of directors. Unless greater majority is required pursuant to the Bylaws, if a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present shall be the act of the Board of Directors.

                  6.4 EXERCISE OF BUSINESS JUDGMENT. In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the Corporation, the Board of Directors, and individual directors, in addition to considering the effects of any action on the Corporation or its shareholders, may consider the interests of the employees, customers, suppliers and creditors of the Corporation and its subsidiaries, the communities in which offices or other establishments of the Corporation and its subsidiaries are located, and all other factors such directors consider pertinent; provided, however, that this provision solely grants discretionary authority to the directors and no constituency shall be deemed to have been given any right to consideration thereby.

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                                  ARTICLE VII.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS
                    -----------------------------------------

                  7.1 RIGHT TO INDEMNIFICATION. Each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of the Corporation, or who is or was serving at the request of the Corporation in the position of a director or officer, and as to whom the Corporation has agreed to grant indemnification by separate resolution adopted by the Board of Directors, shall be indemnified by the Corporation as of right to the fullest extent permitted or authorized by current or future legislation or by current or future judicial or administrative decision (but, in the case of any future legislation or decision, only to the extent that it permits the Corporation to provide broader indemnification rights than permitted prior to the legislation or decision), against all fines, liabilities, settlements, losses, damages, costs and expenses, including attorneys' fees, asserted against him or her or incurred by him or her in his or her capacity as a director or officer, or arising out of his or her status as a director or officer. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking indemnification may be entitled. The Corporation may maintain insurance, at its expense, to protect itself and any current or future director or officer against any such fine, liability, cost or expense, including attorneys' fees, whether or not the Corporation would have the legal power to directly indemnify him or her against such liability.

                  7.2 ADVANCES. Costs, charges and expenses, including attorneys' fees, incurred by any individual referred to in Section 7.1 in defending civil or criminal suit, action or proceeding may be paid (and, in the case of directors of the Corporation, shall be paid) by the Corporation in advance of the final disposition thereof upon receipt of an undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by the Corporation as authorized by this Article, and upon satisfaction of other conditions established from time to time by the Board of Directors or required by current or future legislation (but, with respect to future legislation, only to the extent that it provides conditions less burdensome than those previously provided).

                  7.3 PERSONAL LIABILITY OF DIRECTORS. No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, except as provided by Section 607.0831 of the FBCA. If the FBCA is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the FBCA, as amended.

                  7.4 SAVINGS CLAUSE. In the event that any of the provisions of this Article (including any provision within a single sentence) are held by a court of

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competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

                                  ARTICLE VIII.

                             ACTION BY SHAREHOLDERS
                             ----------------------

                  8.1 ANNUAL MEETINGS. At an annual meeting of the shareholders of the Corporation, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (a) by, or at the direction of, the Board of Directors, or (b) by any shareholder of the Corporation who complies with the notice procedures set forth in the Bylaws.

                  8.2 SPECIAL MEETINGS. Special meetings of the shareholders of the Corporation may be called at any time by (a) the Board of Directors; (b) the Chairman of the Board of Directors (if one is so appointed); (c) the President of the Corporation; or (d) the holders of not less than fifty (50%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, if such shareholders sign, date and deliver to the Corporation's Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. Special meetings of the shareholders of the Corporation may not be called by any other person or persons.

                  8.3 SHAREHOLDER ACTION WITHOUT A MEETING. Any action required or permitted to be taken at an annual or special meeting of shareholders of the Corporation may be taken without a meeting, without prior notice, and without a vote if the action is taken in the manner set forth under Section 607.0704 of the FBCA, as the same may be hereafter amended or superseded.

                                   ARTICLE IX.

                                   AMENDMENTS
                                   ----------

                  9.1 ARTICLES OF INCORPORATION. Except as provided in Section
4.3 hereof and in EXHIBIT A hereto, the affirmative vote of a majority of the total number of votes of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required (unless separate voting by classes is required by the FBCA, in which event the affirmative vote of a majority of the number of shares of each class or series entitled to vote as a class shall be required), to amend or repeal, or to adopt any provisions inconsistent with the purpose or intent of these Third Amended and Restated Articles of Incorporation. Notice of any such proposed amendment, repeal or adoption shall be contained in the notice of the meeting at which it is to be considered. Subject to the provisions set forth herein, the Board of Directors shall have the right to amend, alter, repeal or rescind any provision contained in these Third Amended and Restated Articles of Incorporation in the manner now or hereafter prescribed by law.

                  9.2 BYLAWS. The Board of Directors shall have the power to amend or repeal the Bylaws in such manner as shall be prescribed by the Bylaws, and nothing herein shall serve to limit such power. The shareholders of the Corporation may adopt or amend a provision to the Bylaws which fixes a greater quorum or voting requirement for shareholders (or voting groups of shareholders) than is required by the FBCA. The adoption or amendment of a bylaw that adds, changes or deletes a greater quorum or voting requirement for shareholders must meet same quorum or voting requirement and be adopted by the same vote and voting groups required to take action under the quorum or voting requirement then in effect or proposed to be adopted, whichever is greater.

                  IN WITNESS WHEREOF, YUPI INTERNET INC. has caused these Third Amended and Restated Articles of Incorporation to be executed, its corporate seal to be affixed, and its seal and execution hereof to be attested, all by its duly authorized officers, this 5th day of November, 1999.

                                                YUPI INTERNET INC.

Attest:  /S/ LUIS SAN MIGUEL                    By:   /S/ OSCAR COEN
         -------------------                          ---------------
         LUIS SAN MIGUEL                              OSCAR COEN
         Assistant Secretary                          Chief Executive Officer

===============================================================================

                               YUPI INTERNET INC.
                               ------------------

                  TERMS OF CLASS A CONVERTIBLE PREFERRED STOCK,
                      CLASS B CONVERTIBLE PREFERRED STOCK
                     AND CLASS C CONVERTIBLE PREFERRED STOCK

===============================================================================


         SECTION 1.  DIVIDENDS.

                  1.1A. GENERAL OBLIGATION. When and as declared by the Corporation's Board of Directors and to the extent permitted under the Florida Business Corporation Act, the Corporation shall pay preferential dividends in cash to the holders of the Class A Convertible Preferred Stock (the "CLASS A PREFERRED"), the Class B Convertible Preferred Stock (the "CLASS B PREFERRED") and the Class C Convertible Preferred Stock (the "CLASS C PREFERRED", together with the Class A Preferred and the Class B Preferred, the "PREFERRED STOCK") as provided in this SECTION 1. Each share of Preferred Stock shall be referred to herein as a "SHARE". The date on which the Corporation initially issues any Share of Class A Preferred, Class B Preferred or Class C Preferred shall be deemed to be its "DATE OF ISSUANCE" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

                  1.1B. DISTRIBUTION OF PARTIAL DIVIDEND PAYMENTS. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Class A Preferred, Class B Preferred or Class C Preferred, such payment shall be distributed pro rata among the holders thereof based upon the number of Shares held by each such holder.

                  1.1C. STOCK DIVIDENDS ON COMMON STOCK. If at any time the Corporation pays a dividend or other distribution in securities of the Corporation to the holders of the Common Stock, the holders of Preferred Stock shall be entitled to such dividends or distributions (to the same extent as if all Shares had been converted into Common Stock).

         SECTION 2. LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary) distributions to the stockholders of the Corporation shall be made in the following manner:

                  2.1A. LIQUIDATION PREFERENCE PAYMENTS. Each holder of Class A Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Class
A Liquidation Value of all such shares held by such holder (plus all accrued and unpaid dividends thereon) (with respect to one share of Class A Preferred, THE "CLASS A LIQUIDATION PREFERENCE PAYMENT" and with respect to all shares of Class A Preferred, the "CLASS A LIQUIDATION PREFERENCE PAYMENTS"). Each holder of Class B Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Class B Liquidation Value of all such shares held by such holder (plus all accrued and unpaid dividends thereon) (with respect to one share of Class B Preferred, the "CLASS B LIQUIDATION PREFERENCE PAYMENT" and with respect to all shares of Class B Preferred, the "CLASS B LIQUIDATION PREFERENCE PAYMENTS"). Each holder of Class C Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Class C Liquidation Value of all such shares held by such holder (plus all accrued and unpaid dividends thereon) (with respect to one share of Class C Preferred, the "CLASS C LIQUIDATION PREFERENCE PAYMENT" and with respect to all shares of Class C Preferred, the "CLASS C LIQUIDATION PREFERENCE PAYMENTS") (the Class A Liquidation Preference Payments, the Class B Liquidation Preference Payments and the Class C Liquidation Preference Payments being sometimes referred to collectively as the "PREFERRED STOCK LIQUIDATION PREFERENCE PAYMENTS"). For purposes hereof, the Class A Preferred, Class B Preferred and Class C Preferred shall all rank equally on liquidation. If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Preferred Stock shall be insufficient to permit payment in full to such stockholders of the Preferred Stock Liquidation Preference Payments, then all of the assets of the Corporation available for distribution to the holders of the Preferred Stock shall be distributed to such holders of the Preferred Stock pro rata, so that each holder receives that portion of the assets available for distribution as the amount of the full liquidation preference to which such holder would otherwise be entitled for all its Shares bears to the amount of the full liquidation preference to which all holders of the Preferred Stock would otherwise be entitled for all their shares pursuant to this SECTION 2.1A. For purposes hereof, the Junior Securities shall rank on liquidation junior to the Preferred Stock.

                  2.1B. LIQUIDATION NOTICE. Prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Class A Preferred, Class B Preferred and Class C Preferred, but only to the extent of funds of the Corporation legally available for the payment of dividends. Not less than thirty
(30) days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Preferred Stock setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Common Stock in connection with such liquidation, dissolution or winding up. The consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than a merger to re-incorporate the Corporation in a different jurisdiction, a consolidation or merger into a Subsidiary, or a merger in which the Corporation is the surviving Corporation and the holders of the Corporation's voting stock outstanding immediately prior to the transaction constitute a majority of the holder of voting stock outstanding immediately following the transaction), and the sale or other disposition by the Corporation of all or substantially all of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this SECTION 2.

                           2.1C.  PARTICIPATION FEATURE. In addition to, but
not before payment in full of the Preferred Stock Liquidation Preference Payments under this SECTION 2, upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), the holders of the Preferred Stock shall be entitled to participate (on an as if converted basis) with the holders of Common Stock as a single class in the distribution of the assets of the Corporation which remain available for distribution.

                  SECTION 3.  RESTRICTIONS.

                           3.1A. SPECIAL PREFERRED STOCK VOTING RIGHT. So long
as any Preferred Stock remains outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Preferred Stock (on an as if converted basis) voting as a single class, the Corporation shall not, nor shall it permit any Subsidiary to:

                   (I) redeem, purchase or otherwise acquire directly or indirectly any of its equity securities (except for the repurchase pursuant to contractual rights of the Corporation of capital stock issued to current or former employees, consultants or other third parties who acquired such shares directly from the Corporation);

                  (II) directly or indirectly pay or declare any dividend or make any distribution upon any of its equity securities (except any subdivision of the Corporation's outstanding shares of Common Stock by stock split, stock dividend, recapitalization or otherwise); or

                  (III) consent to any liquidation, dissolution or winding up of the Corporation, recapitalization or reorganization of the Corporation, or consolidate or merge into or with any other entity or entities (other than a merger to re-incorporate the Corporation in a different jurisdiction, a consolidation or merger into a Subsidiary, or a merger in which the Corporation is the surviving Corporation and the holders of the Corporation's voting stock outstanding immediately prior to the transaction constitute a majority of the holders of voting stock outstanding immediately following the transaction) or sell or otherwise dispose of all or substantially all its assets.

                  (IV) materially change the business in which the Corporation and its Subsidiaries were engaged on the date on which shares of Class C Preferred were originally issued.

                           3.1B.  SPECIAL CLASS VOTING RIGHT. So long as any
shares of any class of Preferred Stock remain outstanding, without the prior written consent of the holders of a majority of the outstanding shares of such class of Preferred Stock (on an as if converted basis), the Corporation shall not, nor shall it permit any Subsidiary to:

                  (I) amend, alter or repeal its Articles of Incorporation or Bylaws if the effect would be materially adverse in any manner with respect to the rights of the holders of such class of Preferred Stock; or

                  (II) create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to such class of Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation and the payment of dividends, or increase the authorized amounts of any such class of Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to such class of Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation and the payment of dividends, or create or authorize any obligation or security convertible into shares of any such class of Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to such class of Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation and the payment of dividends, whether any such creation, authorization or increase shall be by means of amendment to the Articles of Incorporation or by merger, consolidation or otherwise.

           SECTION 4.  VOTING RIGHTS.

                  4.1A. ELECTION OF DIRECTORS.

                  (I) For so long as 10% of the Class A Preferred outstanding as of the original issuance date of the Class A Preferred remain outstanding, in the election of directors of the Corporation, the holders of the Class A Preferred, voting separately as a single class to the exclusion of all other classes of the Corporation's capital stock and with each share of Class A Preferred entitled to one vote, shall be entitled to elect three (3) directors to serve on the Corporation's Board of Directors until their successors are duly elected by the holders of the Class A Preferred or they are removed from office by the holders of the Class A Preferred. Any director in office elected solely by the holders of the Class A Preferred voting separately as a class shall remain as a member of the Board, until such time as his successor shall be duly elected by the holders of Class A Preferred then entitled to vote for such director. If the holders of the Class A Preferred for any reason fail to elect anyone to fill any such directorship, such position shall remain vacant until such time as the holders of the Class A Preferred elect a director to fill such position and shall not be filled by resolution or vote of the Corporation's Board of Directors or the Corporation's other shareholders. In order to protect the representation on the Board of Directors granted to the holders of the Class A Preferred, any expansion of the number of directors constituting the Board of Directors beyond nine (9) members, shall require, in addition to any other voting requirement set forth in the Articles of Incorporation, the vote of a majority of the Class A Preferred issued and outstanding, voting separately as a single class to the exclusion of all other classes of the Corporation's capital stock and with each share of Class A Preferred entitled to one vote.

                  (II) For so long as 10% of the Class B Preferred outstanding as of the original issuance date of the Class B Preferred remain outstanding, in the election of directors of the Corporation, the holders of the Class B Preferred, voting separately as a single class to the exclusion of all other classes of the Corporation's capital stock and with each share of Class B Preferred entitled to one vote, shall be entitled to elect one (1) director to serve on the Corporation's Board of Directors until his successor is duly elected by the holders of the Class B Preferred or he is removed from office by the holders of the Class B Preferred. The director in office elected solely by the holders of the Class B Preferred voting separately as a class shall remain as a member of the Board, until such time as his successor shall be duly elected by the holders of Class B Preferred then entitled to vote for such director. If the holders of the Class B Preferred for any reason fail to elect anyone to fill any such directorship, such position shall remain vacant until such time as the holders of the Class B Preferred elect a director to fill such position and shall not be filled by resolution or vote of the Corporation's Board of Directors or the Corporation's other shareholders. In order to protect the representation on the Board of Directors granted to the holders of the Class B Preferred, any expansion of the number of directors constituting the Board of Directors beyond nine (9) members, shall require, in addition to any other voting requirement set forth in the Articles of Incorporation, the vote of a majority of the Class B Preferred issued and outstanding, voting separately as a single class to the exclusion of all other classes of the Corporation's capital stock and with each share of Class B Preferred entitled to one vote.

                  (III) For so long as 10% of the Class C Preferred outstanding as of the original issuance date of the Class C Preferred remain outstanding, in the election of directors of the Corporation, the holders of the Class C Preferred, voting separately as a single class to the exclusion of all other classes of the Corporation's capital stock and with each share of Class C Preferred entitled to one vote, shall be entitled to elect one (1) director to serve on the Corporation's Board of Directors until his successor is duly elected by the holders of the Class C Preferred or he is removed from office by the holders of the Class C Preferred. The director in office elected solely by the holders of the Class C Preferred voting separately as a class shall remain as a member of the Board, until such time as his successor shall be duly elected by the holders of Class C Preferred then entitled to vote for such director. If the holders of the Class C Preferred for any reason fail to elect anyone to fill any such directorship, such position shall remain vacant until such time as the holders of the Class C Preferred elect a director to fill such position and shall not be filled by resolution or vote of the Corporation's Board of Directors or the Corporation's other shareholders. In order to protect the representation on the Board of

Directors granted to the holders of the Class C Preferred, any expansion of the number of directors constituting the Board of Directors beyond nine (9) members, shall require, in addition to any other voting requirement set forth in the Articles of Incorporation, the vote of a majority of the Class C Preferred issued and outstanding, voting separately as a single class to the exclusion of all other classes of the Corporation's capital stock and with each share of Class C Preferred entitled to one vote.

                  4.1B.OTHER VOTING RIGHTS. The holders of the Preferred Stock shall be entitled to notice of all shareholders meetings in accordance with the Corporation's bylaws, and except as set forth in SECTIONS 3, 4.1A AND 11 and as otherwise required by applicable law, the holders of the Preferred Stock shall be entitled to vote on all matters submitted to the shareholders for a vote together with the holders of the Common Stock voting together as a single class with each share of Common Stock entitled to one vote per share and each share of Preferred Stock entitled to one vote for each share of Common Stock issuable upon conversion of the Preferred Stock as of the record date for such vote or, if no record date is specified, as of the date of such vote.

           SECTION 5.  CONVERSION.

                  5.1A. CONVERSION PROCEDURE.

                   (I) At any time and from time to time the holders of a majority of the outstanding Preferred Stock (on an as if converted basis) may convert all or any portion of the Preferred Stock (including any fraction of a share) outstanding into a number of fully paid and non-assessable shares of Conversion Stock computed by ADDING (a) the product of the number of shares of Class A Preferred to be converted and $31.32 and dividing the result by the Class A Conversion Price then in effect; AND (b) the product of the number of shares of Class B Preferred to be converted and $11.60 and dividing the result by the Class B Conversion Price then in effect; AND (c) the product of the number of shares of Class C Preferred to be converted and $11.50 and dividing the result by the Class C Conversion Price then in effect; PROVIDED THAT in the event the holders of a majority of the outstanding Preferred Stock (on an as if converted basis) elect to convert less than all of the outstanding Preferred Stock, the number of shares to be converted from each of the Class A Preferred, the Class B Preferred and the Class C Preferred shall be pro rata, based upon the ratio of the number of shares of each such class outstanding to the total number of shares of Preferred Stock outstanding.

                  (II) At any time and from time to time, any holder of Class A Preferred may convert all or any portion of the Class A Preferred (including any fraction of a share) held by such holder into a number of fully paid and non-assessable shares of Conversion Stock computed by multiplying the number of such shares to be converted by $31.32 and dividing the result by the Class A Conversion Price then in effect. At any time and from time to time, the holders of a majority of the Class A Preferred may convert all or any portion of the Class A Preferred (including any fraction of a share) outstanding into a number of shares of Conversion Stock computed by multiplying the number of such shares to be converted by $31.32 and dividing the result by the Class A Conversion Price then in effect.

                 (III) At any time and from time to time, any holder of Class B Preferred may convert all or a portion of the Class B Preferred (including any fraction of a share) held by such holder into a number of fully paid and non-assessable shares of Conversion Stock computed by multiplying the number of such shares to be converted by $11.60 and dividing the result by the Class B Conversion Price then in effect. At any time and from time to time the holders of a majority of the Class B Preferred may convert all or any portion of the Class B Preferred (including any fraction of a share) outstanding into a number of shares of Conversion Stock computed by multiplying the number of such shares to be converted by $11.60 and dividing the result by the Class B Conversion Price then in effect.

                  (IV) At any time and from time to time, any holder of Class C Preferred may convert all or a portion of the Class C Preferred (including any fraction of a share) held by such holder into a number of fully paid and non-assessable shares of Conversion Stock computed by multiplying the number of such shares to be converted by $11.50 and dividing the result by the Class C Conversion Price then in effect. At any time and from time to time the holders of a majority of the Class C Preferred may convert all or any portion of the Class C Preferred (including any fraction of a share) outstanding into a number of shares of Conversion Stock computed by multiplying the number of such shares to be converted by $11.50 and dividing the result by the Class C Conversion Price then in effect.

                   (V) Except as otherwise provided herein, each conversion of Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the written notice shall have been received by the Corporation (unless a date is specified in such notice, in which case that date shall be the effective date) of any matters described in SECTIONS 5.1A(I), (II),
(III) OR (IV) above. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Preferred Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

                  (VI) Notwithstanding any other provision hereof, if a conversion of Preferred Stock is to be made in connection with a Public Offering or other transaction affecting the Corporation, the conversion of any Shares of Preferred Stock may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

                 (VII) As soon as possible after a conversion has been effected (but in any event within five (5) business days in the case of SUBPARAGRAPH
(XII) below), the Corporation shall deliver to the converting holder:

                           (A) subject to receipt by the Corporation of the certificates for the shares of Preferred Stock being converted, a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                           (B) payment in an amount equal to all accrued dividends with respect to each Share converted which have not been paid prior thereto, plus the amount payable under SUBPARAGRAPH (XII) below with respect to such conversion; and

                           (C) a certificate representing any Shares of Class A Preferred, Class B Preferred or Class C Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                (VIII) If for any reason the Corporation is unable to pay any portion of the accrued and unpaid dividends on Preferred Stock being converted, such dividends may, at the converting holder's option, be converted into an additional number of shares of Conversion Stock determined by dividing the amount of the unpaid dividends to be applied for such purpose, by the applicable Class A Conversion Price, Class B Conversion Price or Class C Conversion Price then in effect.

                  (IX) The issuance of certificates for shares of Conversion Stock upon conversion of Preferred Stock shall be made without charge to the holders of such Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Share of Preferred Stock, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

                   (X) The Corporation shall not close its books against the transfer of Preferred Stock or of Conversion Stock issued or issuable upon conversion of Preferred Stock in any manner which interferes with the timely conversion of Preferred Stock. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

                  (XI) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Preferred Stock, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Preferred Stock. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Preferred Stock .

                 (XII) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of the Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

                (XIII) If the shares of Conversion Stock issuable by reason of conversion of Preferred Stock are convertible into or exchangeable for any other stock or securities of the Corporation, the Corporation shall, at the converting holder's option, upon surrender of the Shares to be converted by such holder as provided herein together with any notice, statement or payment required to effect such conversion or exchange of Conversion Stock, deliver to such holder or as otherwise specified by such holder a certificate or certificates representing the stock or securities into which the shares of Conversion Stock issuable by reason of such conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.

                  5.1B.    CONVERSION PRICE.

                  (I) The initial Class A Conversion Price (i.e. $31.32) as subsequently adjusted to reflect the May 1999 25-for-1 stock split shall be $1.2528. In order to prevent dilution of the conversion rights granted under this SECTION 5, the Class A Conversion Price shall be subject to adjustment from time to time pursuant to this SECTION 5.1B. The initial Class B Conversion Price shall be adjusted as of the date of the original issuance of shares of Class C Preferred to $11.50. In order to prevent dilution of the conversion rights granted pursuant to this SECTION 5, the Class B Conversion Price shall be subject to adjustment from time to time pursuant to this SECTION 5.1B. The initial Class C Conversion Price shall be $11.50. In order to prevent dilution of the conversion rights granted pursuant to this SECTION 5, the Class C Conversion Price shall be subject to adjustment from time to time pursuant to this SECTION 5.1B. Notwithstanding anything to the contrary contained in SECTION 5.1C, the Class A Conversion Price shall never be increased above $1.2528, as adjusted pursuant to SECTION 5.1D, the Class B Conversion Price shall never be increased above $11.50, as adjusted pursuant SECTION 5.1D, and the Class C Conversion Price shall never be increased above $11.50, as adjusted pursuant to
SECTION 5.1D.

                  (II) If and whenever after the original date of issuance of the Class C Preferred the Corporation issues or sells, or in accordance with
SECTION 5.1C is deemed to have issued or sold, any share of Common Stock for a consideration per share less than the Class A Conversion Price, the Class B Conversion Price and/or the Class C Conversion Price, as applicable (the "APPLICABLE CONVERSION PRICE") in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale, or deemed issue or sale, such Applicable Conversion Price for any outstanding shares of such class of Preferred Stock shall be reduced to the price determined by DIVIDING (a) the sum of (1) the product derived by multiplying the then existing Applicable Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received by the Corporation upon such issue or sale, BY (b) the number of shares of Common Stock Deemed Outstanding immediately after such sale.

                  (III) Notwithstanding the foregoing, there shall be no adjustment to the Class A Conversion Price, to the Class B Conversion Price or to the Class C Conversion Price hereunder: (a) with respect to the granting or issuance and/or stock options or warrants (or the issuance of stock upon the exercise of any), for an aggregate of up to 10,000,000 shares of Common Stock (as such number of shares is equitably adjusted for subsequent stock splits, stock combinations, stock dividends and recapitalizations, and such stock options shall include all stock options currently outstanding), granted or issued by the Corporation's Board of Directors prior to the date on which shares of Class C Preferred were originally issued and granted or to be granted by the Corporation's Board of Directors thereafter pursuant to a plan, in each case to employees or directors of, or consultants to, the Corporation and its Subsidiaries which stock, options or warrants: (X) granted after April 23, 1999, are issued with an exercise price per share of (in the case of stock purchases or awards, valued at an amount) in each case of not less than $1.2528 per share, or (Y) prior to April 23, 1999, were granted or issued at any price to employees or directors of, or consultants to, the Corporation and its Subsidiaries, or (Z) to the extent in excess of an aggregate of 9,037,624 shares, shall be granted at an exercise price per share of not less than $5.00 per share, as adjusted for stock splits, stock dividends, recapitalizations or similar events, with respect to 130,000 shares, and not less than $8.00 per share, as adjusted for stock splits, stock dividends, recapitalizations or similar events, with respect to the remaining shares; (b) with respect to the issuance of the Class A Preferred or its conversion into Common Stock; (c) with respect to securities (or their conversion) or rights to acquire securities issued in consideration for the acquisition (whether by merger or otherwise) by the Corporation or any of its Subsidiaries of all or substantially all the stock or assets of another entity;
(d) with respect to securities or rights to acquire securities issued pursuant to a firm commitment underwritten public offering registered under the Securities Act of 1933; (e) the issuance of the Class B Preferred or Class C Preferred, or their respective conversion into Common Stock; and (f) with respect to securities issued in connection with any equipment financing transaction approved by the Board of Directors of the Corporation. Notwithstanding the foregoing, there shall be no adjustment to the Class A Conversion Price, Class B Conversion Price or Class C Conversion Price for any event or circumstances occurring before the original date of issuance of the Class C Preferred and there shall be no adjustment to the Class A Conversion Price, Class B Conversion Price or Class C Conversion Price for stock dividends not covered in SECTION 5.1D.

                  (IV) SPECIAL ADJUSTMENT OF CLASS C PREFERRED. In the event of a Qualified Public Offering (as defined in Section 5.1H) in which the price paid by the public for such shares is less than $15.295 per share (appropriately adjusted to reflect the occurrence of any event described in Section 5.1D) then the Class C Preferred shall convert into the number of fully paid and non-assessable shares of Conversion Stock computed by multiplying (a) the product of (1) the number of shares of Class C Preferred to be converted multiplied by (2) $11.50, and dividing the result by the Class C Conversion Price then in effect, by (b) a fraction, the numerator of which shall be $15.295 and the denominator of which shall be the per share price paid by the public for such shares; provided however, that the number of Conversion Shares into which each share of Class C Preferred shall convert pursuant to this sentence shall be limited to a maximum of 2.66 Conversion Shares.

                  (V) SPECIAL ADJUSTMENT OF CLASS B PREFERRED. In the event of a Qualified Public Offering (as defined in Section 5.1H) in which the price paid by the public for such shares is less than $15.295 per share (appropriately adjusted to reflect the occurrence of any event described in Section 5.1D) then the Class B Preferred shall convert into the number of fully paid and non-assessable shares of Conversion Stock computed by multiplying (a) the product of (1) the number of shares of Class B Preferred to be converted multiplied by (2) $11.60, and dividing the result by the Class B Conversion Price then in effect, by (b) a fraction, determined by (W) taking a fraction, the numerator of which shall be $15.295 and the denominator of which shall be the price paid by the public for such shares, (X) subtracting 1 from such fraction, (Y) multiplying the result by a fraction, the numerator of which shall be 5 and the denominator of which shall be 34, and (Z) adding 1 to such fraction; provided however, that the number of Conversion Shares into which each share of Class B Preferred shall convert pursuant to this sentence shall be limited to a maximum of 2.66 Conversion Shares.

                  5.1C. EFFECT ON CONVERSION PRICE OF CERTAIN EVENTS. No adjustment to the Class A Conversion Price under SECTION 5.1B shall have the effect of adjusting the Class B Conversion Price or the Class C Conversion Price, no adjustment to the Class B Conversion Price under SECTION 5.1B shall have the effect of adjusting the Class A Conversion Price or the Class C Conversion Price, and no adjustment to the Class C Conversion Price under
SECTION 5.1B shall have the effect of adjusting the Class A Conversion Price or the Class B Conversion Price. For purposes of determining the Applicable Conversion Price for any outstanding shares of Preferred Stock under SECTION 5.1B, the following shall be applicable:

                  (I) ISSUANCE OF RIGHTS OR OPTIONS. If the Corporation in any manner grants or sells any Option and the lowest price per share for which any one share of Common Stock is issuable upon the exercise of any such Option, or upon conversion or exchange of any Convertible Security issuable upon exercise of any such Option, is less than an Applicable Conversion Price in effect immediately prior to the time of the granting or sale of such Option, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Option for such price per share. For purposes of this paragraph, the "lowest price per share for which any one share of Common Stock is issuable" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of such Applicable Conversion Price shall be made upon the actual issue of such Common Stock or such Convertible Security upon the exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Security.

                  (II) ISSUANCE OF CONVERTIBLE SECURITIES. If the Corporation in any manner issues or sells any Convertible Security and the lowest price per share for which any one share of Common Stock is issuable upon conversion or exchange thereof is less than an Applicable Conversion Price in effect immediately prior to the time of such issue or sale, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "lowest price per share for which any one share of Common Stock is issuable" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange of such Convertible Security. No further adjustment of such Applicable Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of any Convertible Security, and if any such issue or sale of such Convertible Security is made upon exercise of any Options for which adjustments of such Applicable Conversion Price had been or are to be made pursuant to other provisions of this SECTION 5, no further adjustment of such Applicable Conversion Price shall be made by reason of such issue or sale.

                  (III) CHANGE IN OPTION PRICE OR CONVERSION RATE. If the exercise price provided for in any Option, the additional consideration (if any) payable upon the issue, conversion or exchange of any Convertible Security or the rate at which any Convertible Security is convertible into or exchangeable for Common Stock changes at any time, the Applicable Conversion Price in effect at the time of such change shall be adjusted immediately to the Applicable Conversion Price which would have been in effect at such time had such Option or Convertible Security originally provided for such changed exercise price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; PROVIDED THAT if such adjustment of the Applicable Conversion Price would result in an increase in the Applicable Conversion Price then in effect, such adjustment shall not be effective until written notice thereof has been given to all holders of the Preferred Stock. For purposes of SECTION 5.1C, if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of the Class C Preferred are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; PROVIDED THAT no such change shall at any time cause the Applicable Conversion Price hereunder to be increased.

                  (IV) TREATMENT OF EXPIRED OPTIONS AND UNEXERCISED CONVERTIBLE SECURITIES. Upon the expiration or termination of any Option or any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Applicable Conversion Price then in effect hereunder shall be adjusted immediately to the Applicable Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued; PROVIDED THAT if such expiration or termination or any amendment would result in an increase in the Applicable Conversion Price then in effect, such increase shall not be effective until written notice thereof has been given to all holders of the applicable class of Preferred Stock. For purposes of SECTION 5.1C, the expiration, amendment or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the Class C Preferred shall not cause the Applicable Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Class C Preferred.

                  (V) CALCULATION OF CONSIDERATION RECEIVED. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts and commissions). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration as determined by the Board of Directors in good faith, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined by the Board of Directors of the Corporation in good faith.

                  (VI) INTEGRATED TRANSACTIONS. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.0001.

                  (VII) TREASURY SHARES. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

                  (VIII) RECORD DATE. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them: (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities; or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  5.1D. SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Class A Conversion Price, the Class B Conversion Price and the Class C Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Class A Conversion Price, the Class B Conversion Price and the Class C Conversion Price in effect immediately prior to such combination shall be proportionately increased. In case of any adjustment made pursuant to this
SECTION 5.1D, no further adjustment shall be made pursuant to SECTION 5.1B by reason thereof.

                  5.1E. REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "ORGANIC CHANGE". Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Preferred Stock (on an as if converted basis) then outstanding) to insure that each of the holders of Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Preferred Stock immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Preferred Stock (on an as if converted basis) then outstanding) to insure that the provisions of this SECTION 5, and SECTIONS 6 AND 7 hereof, shall thereafter be applicable to the Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Class A Conversion Price, the Class B Conversion Price and the Class C Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Class A Preferred, Class B Preferred and Class C Preferred, if the value so reflected is less than the Class A Conversion Price, the Class B Conversion Price or the Class C Conversion Price, as the case may be, in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Preferred Stock (on an as if converted basis) then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

                  5.1F. CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this SECTION 5 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate adjustment in the Class A Conversion Price, the Class B Conversion Price and the Class C Conversion Price so as to protect the rights of the holders of Class A Preferred, the Class B Preferred and the Class C Preferred; PROVIDED THAT no such adjustment shall increase the Class A Conversion Price, the Class B Conversion Price and the Class C Conversion Price as otherwise determined pursuant to this SECTION 5 or decrease the number of shares of Conversion Stock issuable upon conversion of each Share of Class A Preferred, Class B Preferred or Class C Preferred.

                  5.1G.    NOTICES.

                  (I) Immediately upon any adjustment of the Class A Conversion Price, the Class B Conversion Price or the Class C Conversion Price, the Corporation shall give written notice thereof to all holders of Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

                  (II) The Corporation shall give written notice to all holders of Preferred Stock at least twenty (20) days prior to the date on which the Corporation closes its books or takes a record: (a) with respect to any dividend or distribution upon Common Stock; (b) with respect to any pro rata subscription offer to holders of Common Stock; or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                  (III) The Corporation shall also give written notice to the holders of Preferred Stock at least twenty (20) days prior to the date on which any Organic Change shall take place.

                  5.1H. MANDATORY CONVERSION. If at any time the Corporation shall effect a firm commitment underwritten Public Offering of shares of its Common Stock in which (i) the aggregate offering price paid for such shares by the public shall be at least $22,500,000 and (ii) the price paid by the public for such shares shall be at least $5.75 per share (appropriately adjusted to reflect the occurrence of any event described in SECTION 5.1D) (a "QUALIFIED PUBLIC OFFERING"), then effective upon the closing of the sale of such shares by the Corporation pursuant to such Public Offering, all outstanding shares of Preferred Stock shall automatically convert to shares of Common Stock on the basis set forth in SECTION 5. Holders of shares of Preferred Stock so converted may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with payment in lieu of fractional shares to which such holder may be entitled pursuant to SECTION 5. Until such time as a holder of shares of Preferred Stock shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof.

                  SECTION 6.  LIQUIDATING DIVIDENDS.

                  If the Corporation declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "LIQUIDATING DIVIDEND"), then the Corporation shall pay to the holders of Preferred Stock at the time of payment thereof the Liquidating Dividends which would have been paid on the shares of Conversion Stock had such Preferred Stock been converted immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

                  SECTION 7.  PURCHASE RIGHTS.

                  If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "PURCHASE RIGHTS"), then each holder of Preferred Stock shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

                  SECTION 8.  REGISTRATION OF TRANSFER.

                  The Corporation shall keep at its principal office a register for the registration of Preferred Stock. Upon the surrender of any certificate representing Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Preferred Stock represented by the surrendered certificate.

                  SECTION 9.  REPLACEMENT.

                  Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

                  SECTION 10.  DEFINITIONS.

                  "CLASS A LIQUIDATION VALUE" of any share of Class A Preferred shall be equal to the principal value of the Class A Preferred (initially $31.32 per share).

                  "CLASS B LIQUIDATION VALUE" of any share of Class B Preferred shall be equal to the principal value of the Class B Preferred (initially $11.60 per share).

                  "CLASS C LIQUIDATION VALUE" of any share of Class C Preferred shall be equal to the principal value of the Class C Preferred (initially $11.50 per share).

                  "COMMON STOCK" means, collectively, the Corporation's Common Stock par value $0.0001 per share.

                  "COMMON STOCK DEEMED OUTSTANDING" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to SECTIONS 5.1C(I) and 5.1C(II) hereof whether or not the Options or Convertible Securities are actually exercisable at such time, plus, when computing the "Common Stock Deemed Outstanding" where it appears in SECTION 5.1B(II), the shares of outstanding Preferred Stock on an as converted basis.

                  "CONVERSION STOCK" means shares of the Corporation's Common Stock, par value $0.0001 per share, issuable upon conversion of the Class A Preferred, Class B Preferred or Class C Preferred; PROVIDED THAT if there is a change such that the securities issuable upon conversion of the Class A Preferred, Class B Preferred or Class C Preferred are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of the Class A Preferred, Class B Preferred or Class C Preferred, as the case may be, if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

                  "CONVERTIBLE SECURITIES" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

                  "JUNIOR SECURITIES" means any capital stock or other equity securities of the Corporation, except for the Class A Preferred, the Class B Preferred and the Class C Preferred.

                  "MARKET PRICE" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ

System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of twenty-one (21) days consisting of the day as of which "Market Price" is being determined and the twenty (20) consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Preferred Stock (on an as if converted basis). If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of a majority of the Preferred Stock (on an as if converted basis). The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

                  "OPTIONS" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities; PROVIDED, HOWEVER, that the term "Options" shall expressly exclude options or securities issued as expressly contemplated by SECTION 5.1B(III).

                  "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "PUBLIC OFFERING" means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

                  SECTION 11.  AMENDMENT, WAIVER, ETC.

                  No amendment, modification or waiver shall be binding or effective with respect to any provision of SECTIONS 1 to 13 hereof without the prior written consent of the holders of a majority of the Preferred Stock (on an as if converted basis) outstanding at the time such action is taken; PROVIDED THAT no such action shall change (a) the rate at which or the manner in which dividends on the Class A Preferred, Class B Preferred or Class C Preferred accrue or the times at which such dividends become payable without the prior written consent of the holders of at least two-thirds of the Preferred Stock (on an as if converted basis) then outstanding, (b) the Class A Conversion Price, Class B Conversion Price or Class C Conversion Price or the number of shares or class of stock into which the Class A Preferred, Class B Preferred or Class C Preferred is convertible, without the prior written consent of the holder of at least two-thirds of the Preferred Stock (on an as if converted basis) then outstanding, (c) the percentage required to approve any change described in CLAUSES (A) and (B) above, without the prior written consent of the holders of at least two-thirds of the Preferred Stock (on an as if converted basis) then outstanding or (d) the definition of Qualified Public Offering in Section 5.1H herein, if such change will result in a reduction of the price per share to be paid by the public to below $5.75 contained in said definition, without the prior written consent of the holders of at least two-thirds of the Preferred Stock (on an as if converted basis) then outstanding; and provided further that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Preferred Stock (on an as if converted basis) then outstanding. Notwithstanding the foregoing, no amendment will be valid as to any class or series of Preferred Stock which would materially and adversely affect the rights of the holders of such class or series of Preferred Stock without the consent of the holders of a majority of the outstanding shares of such class or series of Preferred Stock so materially and adversely affected by such amendment. In the event that any of the provisions of this EXHIBIT A (including any provision within a single sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this EXHIBIT A are severable and shall remain enforceable to the fullest extent permitted by law.

                  SECTION 12.  ADJUSTMENTS.

                  All numbers set forth herein which refer to share prices or numbers or amounts will be appropriately adjusted to reflect stock splits, stock dividends, combinations of shares, and other recapitalizations affecting the subject class of stock.

                  SECTION 13.  NOTICES.

                  Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any shareholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

                                  * * * * * * *

                             ARTICLES OF AMENDMENT
                                     TO THE
              THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                               YUPI INTERNET INC.

         Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act, Yupi Internet Inc., a Florida corporation (the "Corporation"), hereby adopts the following Articles of Amendment (the "Articles of Amendment") to the Corporation's Third Amended and Restated Articles of Incorporation (the "Articles of Incorporation"):

         FIRST: Section 4.1 of Article IV of the Articles of Incorporation is hereby amended and restated in its entirety as follows:

                  "4.1 AUTHORIZED SHARES. The total number of shares of all classes of capital stock that the Corporation shall have the authority to issue shall be 312,000,000 shares, of which 300,000,000 shares shall be common stock, having a par value of $.0001 per share (referred to in these Third Amended and Restated Articles of Incorporation as "COMMON STOCK") and 12,000,000 shares shall be preferred stock, having a par value of $.01 per share (referred to in these Third Amended and Restated Articles of Incorporation as "PREFERRED STOCK"). The Board of Directors is expressly authorized, pursuant to
                  Section 607.0602 of the FBCA, to provide for the classification and reclassification of any unissued shares of Common Stock or Preferred Stock and the issuance thereof in one or more classes or series without the approval of the shareholders of the Corporation, all within the limitations set forth in Section 607.0601 of the FBCA."

         SECOND: The Articles of Amendment were duly approved and adopted by the Board of Directors of the Corporation at a meeting held on February 7, 2000 and pursuant to the written consent of the shareholders dated ____________, 2000. The number of votes cast in favor of the Articles of Amendment by the shareholders was sufficient for approval.

         THIRD: The Articles of Amendment shall be effective as of the date of filing with the Secretary of State of the State of Florida.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by its President and Secretary on _______________, 2000.

                         YUPI INTERNET INC.

                         By:
                            ----------------------------------------------
                            Oscar L. Coen, President

                         By:
                            ----------------------------------------------
                            Maria Elena Prio, Secretary